Exhibit 10.2



                             ARTICLES OF ASSOCIATION

                                       of

                     "SHIJIAZHUANG - UNIGENE PHARMACEUTICAL
                              CORPORATION LIMITED"





                                  June 15, 2000

                                TABLE OF CONTENTS



Chapter I GENERAL PROVISIONS.............................................3
Chapter II PURPOSE AND SCOPE OF OPERATION................................3
Chapter III TOTAL INVESTMENT AND REGISTERED CAPITAL......................4
Chapter IV BOARD OF DIRECTORS............................................5
Chapter V MANAGEMENT ORGANIZATION........................................7
Chapter VI CONFIDENTIALITY...............................................9
Chapter VII FINANCE AND ACCOUNTING.......................................9
Chapter VIII PROFITS AND LOSSES.........................................10
Chapter IX STAFF AND WORKERS............................................11
Chapter X TRADE UNION...................................................11
Chapter XI TERM, TERMINATION AND LIQUIDATION............................12
Chapter XII RULES AND REGULATIONS.......................................13
Chapter XIII APPENDICES.................................................13
    Exhibit A............................................................i
    Exhibit B...........................................................ii

                          Chapter I  GENERAL PROVISIONS

Article 1. Pursuant to the Law of the People's Republic of China (the "PRC") on Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations and the Joint Venture Contract (the "Contract") between Shijiazhuang Pharmaceutical Group Company, Ltd. ("Party A") and Unigene Laboratories, Inc. ("Party B") (each of Party A and Party B, a "JV Party") for the establishment of "Shijiazhuang - Unigene Pharmaceutical Corporation Limited" (the "JV") signed on the 15th day of June, 2000, these Articles of Association for the JV are hereby adopted by Party A and Party B.

Article 2. The name of the JV in Chinese is:




and the name of the JV in English is:

          "Shijiazhuang - Unigene Pharmaceutical Corporation Limited".

Article 3. The JV's address: High and New Technology Industrial Development Zone, Shijiazhuang, Hebei Province.

Article 4. Parties to the JV:

Party A: Shijiazhuang Pharmaceutical Group Company, Ltd.
Legal Address: 276 Zhongshan West Road Shijiazhuang, Hebei Province, PRC Legal Representative: Mr. Cai Dong Chen, Chairman and President
Telephone: 0086-311-7039508
Fax: 0086-311-7039608

Party B: Unigene Laboratories, Inc.
Legal Address: 110 Little Falls Road, Fairfield, New Jersey, 07004, USA Legal Representative: Dr. Warren P. Levy, President
Telephone: 001-973-882-0860
Fax: 001-973-227-6088

Article 5. The JV takes the form of a Limited Liability Company.

Article 6. The JV is a legal person of the PRC under the jurisdiction and protection of the laws of the PRC. All the activities of the JV shall conform to the pertinent laws, decrees, rules and regulations of the PRC.

                  Chapter II  PURPOSE AND SCOPE OF OPERATION

Article 7. The purpose of the JV is to use advanced  technology  and  scientific
operational   management   expertise   to   carry   out   the   manufacture   of
pharmaceutical-grade recombinant salmon

*omitted and filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

calcitonin (the "Calcitonin") in injectable and nasal formulations (the "JV Products") using the processes of Party B that include the use of an amidating enzyme that the JV will purchase from Party B (the "AE") and the distribution and sale of JV Products in the PRC and such other regions as decided by the Board of Directors of the JV (the "Territory") in order to obtain a satisfactory return on investment for all parties.

Article 8. The business scope of the JV is (a) to construct, equip, own, manage, and operate a manufacturing facility in the PRC that has the capacity to manufacture Calcitonin in accordance with the terms and conditions of the Contract (the "JV Facility") and prepare, fill, label and package injectable and nasal formulations thereof; and (b) to market, distribute and sell the JV Products in the Territory.

Article 9. Scale of Production:

1. Upon completion of the JV Facility, the JV intends its scale of production to be an annual output of * of bulk Calcitonin and JV Products in the following quantities:

     o    *

     o    *

     o    *

2. Proper adjustment will be made to the intended scale of production to reflect the development of operations and market changes.

            Chapter III   TOTAL INVESTMENT AND REGISTERED CAPITAL

Article 10. The total investment of the JV is *

Article 11. The registered capital of the JV is * The contributions from Party A and Party B are as follows:

Party A shall contribute the Renminbi equivalent of *, in cash, to the capital of the JV, for an equity share of 55%.

Party B shall contribute cash and technology valued, in the aggregate, at * for an equity share of 45%.

Article 12. Both parties shall make their respective contributions at the time and in the manner described in the Contract. After capital contribution has been effected by a party, the amount of such contribution shall be recorded in the JV's accounts and a certificate of capital contribution shall be issued to such party by the JV (a "Certificate of Capital Contribution").

*omitted and filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

The Certificate of Capital Contribution will include the following items: the name of the JV, the establishment date of the JV, the names of the joint venture parties and their respective contributions to date, the date of the applicable contribution, and the date of issuance of the Certificate of Capital Contribution.

Article 13. Neither Party may sell, assign, transfer, convey, pledge, encumber or liquidate, in whole or in part, its rights under the Contract, except as provided for in Chapter XIII of the Contract.

Article 14. Any change in the registered capital shall be made only in accordance with the Contract.

                      Chapter IV   BOARD OF DIRECTORS

Article 15. The Board of Directors of the JV shall be the highest body of authority of the JV.

Article 16. The Board of Directors of the JV shall decide all major issues concerning the JV. Without limiting the generality of the foregoing, the major authorities and responsibilities of the Board of Directors shall include the following:

     1.   Approving on an annual basis the operating plan;

     2.   Investigating and approving any expenditures by the JV in excess of *;

     3. Investigating and approving the obtainment by the JV of all third party financing;

     4. Selecting and approving any foreign country market regions for sale of the JV Products and determining the ratio of export sales to domestic sales;

     5. Examining and approving the fiscal budget, financial statements and balance sheets of the JV;

     6.   Approving any change to the profit allocation  procedures set forth in
          Article 58 of the JV Contract, approving any failure to make a distribution of profits otherwise required by Article 58 of the JV Contract, and determining and approving the loss offset plan for the JV;

     7.   Approving any change in the registered capital for the JV;

     8. Approving the transfer of the registered capital of the JV to a third party;

     9.   Approving   any   merger,   separation,   acquisition,    dissolution,
          liquidation or alteration of the JV;

     10.  Amending the Articles of Association;

     11.  Formulating and approving the major rules and regulations of the JV;

     12.  Formulating the management structure of the JV;

     13.  Determining the terms of employment,  termination and treatment of the
          general  manager,  deputy  general  manager,  chief  engineer,   chief
          accountant and chief auditor of the JV;

     14. Approving the marketing and/or development of products by the JV other than the JV Products, including without limitation the use of the Marks (as defined in the JV Contract) in advertising and promotional materials;

     15.  Approving the banks at which to open accounts for the JV;

     16.  Approving insurance carriers to provide insurance coverage to the JV;

     17. Approving the accounting firm to provide accounting services to the JV;

     18. Approving the transfer, sale or licensing to a third party of any improvements in technology that belong to the JV or contractually may be transferred, sold or licensed by the JV;

     19.  Determining allocations to the Three Funds (as defined below); and

     20.  Other issues of importance so deemed by the Board of Directors.

Article 17. The Board of Directors shall be composed of five (5) directors. Three (3) directors will be selected by Party A and two (2) directors will be selected by Party B. Each director shall be appointed for a term of four (4) years, subject to renewal, but may be replaced at any time during his term by the party that appointed him, upon prior written notice to the other party.

Article 18. The Board of Directors of the JV shall have one (1) director who shall serve as Chairman and one (1) director who shall serve as Vice-Chairman. The Chairman shall be appointed by Party A, and the Vice-Chairman shall be appointed by Party B. The Chairman of the Board of Directors is the legal representative of the JV. When the Chairman is unable to perform his responsibilities, the Vice-Chairman shall be authorized to represent the JV.

Article 19. A Board of Directors' meeting is to be convened at least once a year. Four (4) directors present in person or by proxy shall constitute a quorum for the transaction of business. No business shall be transacted in the absence of a quorum. The Chairman of the Board shall convene interim Board meetings upon proposal by two or more directors.

Article 20. Board meetings shall be called and presided over by the Chairman. The Vice-Chairman will call and preside over the board meeting in the absence of the Chairman. Each director (chairman and deputy chairman included) shall only have one vote.

Article 21. Written notice shall be provided by the Chairman or the Vice-Chairman, as appropriate, to all Directors forty-five (45) days prior to the date of each Board meeting, which notice shall state the time and place of the meeting and the topics for discussion at such meeting. No topic that has not been included in such notice shall be acted upon at a meeting without the unanimous consent of all Directors. Board meetings may be conducted with the assistance of modern communication facilities, including, without limitation, by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear, and make himself heard, to the other participants, or in such other manner as unanimously agreed by the Board.

Article 22. When a director is unable to attend a Board of Directors meeting, he may issue a proxy in writing entrusting another to represent him in attendance. Without being present or issuing a duly appointed proxy for a meeting, a director will be regarded as absent from the meeting.

Article 23. All Board meetings shall be conducted both in Chinese and English. All topics for Board meeting discussion and all minutes and resolutions by the Board shall be written in both English and Chinese which versions shall each have equal force. Minutes of all decisions or other actions taken at any meeting of the Board shall be circulated to all directors as soon as practicable after such meeting. The minutes of each meeting shall be submitted for approval, subject to appropriate amendment, at the next meeting of the Board. Once approved, the minutes of any meeting shall be signed by the Chairman and Vice-Chairman and entered into a minute-book that shall be kept at the JV's principal place of business and shall be conclusive of the proceedings in question. Such minute-book shall be available for inspection by any director or his authorized representative at any reasonable time. A copy of the signed minutes of each meeting shall be sent to each director.

ARTICLE 24. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing and if such writing or writings are filed with the minutes of proceedings of the Board of Directors. Such consent shall have the same effect as a unanimous vote of the Board for all purposes.

ARTICLE 25. The vote of four of the five members of the Board of Directors (or their duly appointed proxies) shall be sufficient to constitute action of the Board on all matters except the matters set forth in sections 1-10, 14 and 18 of
Article 16, as to which the Board may take action only by unanimous decision of the five (5) members (or their duly appointed proxies).

                     Chapter V   MANAGEMENT ORGANIZATION

ARTICLE 26. The Board of Directors of the JV shall establish operation and management organs for the JV, to be responsible for daily operational and managerial work. Each organ shall have a department manager reporting to the general manager. The structure of organization and responsibilities for each position shall be proposed by the general manager and approved by the Board of Directors.

ARTICLE 27. The JV shall establish an Advisory Board that will provide business development, marketing and technological assistance to the JV in accordance with Exhibit A attached hereto.

ARTICLE 28. The JV shall have one general manager, who shall be selected by Party B, and one deputy general manager, who shall be selected by Party A.

Article 29. The term of service of each of the general manager and the deputy general manager is four (4) years, which term may be renewed by the Board of Directors. The general manager and the deputy general manager may be removed for cause by the vote of the Board of Directors and otherwise by the selecting party. Upon removal of the general manager or the deputy general manager or expiration of their respective terms without renewal, the party that selected the general manager or deputy general manager, as the case may be, shall have the right to select the replacement general manager or deputy general manager, as the case may be.

Article 30. The qualifications of the general manager are described in Exhibit B attached hereto. The qualifications and responsibilities of the deputy general manager shall be established by the general manager and approved by the Board.

Article 31. The general manager shall report to the Board of Directors, and shall be responsible for the daily management of the JV. Without limiting the generality of the foregoing, the general manager shall be vested with the following authorities and responsibilities:

          1. Carrying out various resolutions of the Board of Directors and organizing and leading the daily operation and management of the JV;

          2.   Preparing the JV annual Business Plan;

          3. Developing and proposing to the Board of Directors for approval the internal management structure of the JV;

          4.   Developing the management systems of the JV;

          5. Proposing the nomination and dismissal of the deputy general manager and persons in charge of finance and accounting for the JV;

          6. Hiring and dismissing other managers or working staff not within the retaining and dismissal responsibility of the Board of Directors;

          7.   Implementing a confidentiality and security policy;

          8.   Performing Human Resource Management functions; and

          9. Other responsibilities assigned to the general manager by the Board of Directors.

Article 32. The Chairman, Vice-Chairman and directors of the Board of Directors may not act concurrently in the capacity of the general manager, deputy general manager or other high-level managerial positions of the JV.

Article 33. The general manager or the deputy general managers may not concurrently act as general managers or deputy general managers of any other economic organizations, and may not participate in activities in competition with the JV.

Article 34. The JV shall establish the position of one chief accountant and one chief auditor, each to be selected by the Board of Directors.

Article 35. Both Parties agree that the JV shall operate as an independent entity from the parent companies. Relationships between the JV and its parent companies outside the responsibilities described by the Contract and the Article of Association shall be conducted on an arms-length basis and shall be regarded as normal business relationships.

                         Chapter VI  CONFIDENTIALITY

Article 36. In order to keep confidentiality of the trade secrets of the JV, the JV shall establish a Confidentiality Policy, which shall be substantially similar to the Confidentiality Agreement entered into by and between Party A and Party B on October 29,1998 and shall comply with Article 74 of the Contract.

Article 37. The JV shall require all directors, managers, employees, staff, workers, independent contractors, agents and representatives of the JV to agree to be subject to such Confidentiality Policy in writing, in accordance with the terms of Article 74 of the Contract.

                      Chapter VII  FINANCE AND ACCOUNTING

Article 38. The financial and accounting system of the JV shall be formulated according to, and consistent with, the relevant laws and regulations of the PRC.

Article 39. The fiscal year of the JV shall be January 1 through December 31 (the Gregorian calendar year).

Article 40. All vouchers, accounts, books, and financial and reporting statements shall be written in Chinese. All monthly and annual statements, and quarterly reports shall be prepared both in Chinese and English with both versions having equal force and effect. The JV shall render assistance to each party for review of such documents by such party.

Article 41. The JV shall adopt Renminbi as the standard currency for the keeping of accounts. Except as otherwise expressly provided herein, the conversion between Renminbi and other foreign currencies shall be computed at the posted exchange rate announced by the PRC Administration for Foreign Exchange Control for the purchase of such currencies on the day payment is made.

Article 42. The JV shall open Renminbi and foreign exchange accounts with a bank or banks approved to handle foreign currency business by the PRC national administrative agencies for foreign exchange control, as determined by the Board of Directors.

Article 43. The JV shall adopt the internationally used accrual system and debit and credit method for the keeping of accounts.

Article 44. The JV shall keep full and accurate books of account showing all revenues and disbursements and all assets and liabilities of the JV. Without limiting the generality of the foregoing, such books of account shall include the following items:

1.   All cash receipts and expenses of the JV;

*omitted and filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

2.   All records of sales, losses and purchases by the JV;

3.   The registered capital and liability of the JV;

4. The timing of registered capital contributions, distributions, changes and assignment.

Article 45. The JV shall provide accounting reports in both English and Chinese to the Board of Directors and each of Party A and Party B on a quarterly and annual basis, and shall include such information in the reports to each of Party A and Party B. The JV's management shall provide the annual report of the JV to the Board of Directors for approval within two (2) months following the end of each fiscal year.

Article 46. An annual audit of the JV's accounts shall be carried out by an internationally known and recognized accounting firm (registered in the PRC) appointed by the Board of Directors. The auditor shall submit reports to the Board of Directors and to the general manager. All costs and expenses incurred in connection with such annual audit shall be borne by the JV. Party A and Party B shall each have the right to procure a special audit of the JV's books and records, provided that the external auditor is from an internationally known and recognized accounting firm, whose reports shall likewise be submitted to the Board of Directors and the general manager. The costs and expenses incurred in connection with such additional audit shall be borne by the requesting party, unless such audit shall disclose one or more errors in the regular audit totaling at least one percent (1%) of the aggregate expenses of the JV for such year, in which case the JV shall bear such costs and expenses. Party A and Party B may designate duly authorized personnel to inspect, at reasonable business hours, the books and records of the JV at the expense of such party.

Article 47. The period of the capital assets depreciation shall be determined by the Board of Directors in accordance with the relevant laws and regulations of PRC.

Article 48. All matters concerning foreign exchange of the JV shall be handled in accordance with the "Provisional Regulations for Foreign Exchange of the PRC" and other relevant regulations.

                     Chapter VIII   PROFITS AND LOSSES

Article 49. The Board of Directors shall determine the amounts to be allocated to the reserve fund, the enterprise expansion fund, and the staff and workers welfare and incentive fund (collectively, the "Three Funds") before any distribution of profits is made to Party A and Party B. The JV may not make allocations to such funds (or any similar funds) if such allocations exceed, in the aggregate * of the after-tax profits of the JV, without the unanimous prior consent of the Board of Directors.

Article 50. Profits of the JV (calculated after (a) repayment of any loans to third parties (other than Party A or Party B); (b) payment of any and all taxes owing by the JV; (c) satisfaction of losses for any previous years; and (d) allocations to the Three Funds in accordance with Article 49)(the "JV Profit") shall be distributed to Party A and Party B annually in accordance with Chapter XV of the Contract, unless the Board of Directors unanimously determines that no such distribution should be made. The distribution of the JV Profit shall be made within three (3) months of the end of each fiscal year. All distributions to Party B shall be made in US dollars and all distributions to Party A shall be made in Renminbi.

Article 51. Neither Party A nor Party B shall have any liability of any sort for the debts or obligations of the JV beyond their contributions to capital pursuant to the Contract, except to the extent of any third-party financing guaranteed by such party pursuant to Article 16 of the Contract.

                      Chapter IX   STAFF AND WORKERS

Article 52. Matters relating to the staff and workers of the JV such as recruitment, employment, dismissal, resignation, wages, labor insurance, welfare benefits, incentive and penalty systems, and labor disciplines are to be dealt with in accordance with "The PRC Labor Law" and other relevant regulations.

Article 53. All staff and workers for the JV shall be recruited through an open and competitive process from the general public. Employment is to be on merit.

Article 54. The JV has the right to issue warnings, record demerits, and reduce wages to those staff and workers who violate the rules, policies and disciplines of the JV. The JV may dismiss those staff and workers who violate the rules, policies and disciplines of the JV. Such dismissal shall be reported to the local labor administrative department.

Article 55. The wage system for the staff and workers of the JV shall be decided by the Board of Directors in accordance with the relevant PRC regulations and the specific conditions of the JV, and shall be specified in the labor contract. Matters relating to the recruitment, wage treatment, social insurance, welfare benefits and standard of travel expenses of high level managerial personnel shall be subject to approval of the Board of Directors.

Article 56. Matters relating to the welfare benefits, incentives, labor protection and labor insurance shall be stipulated by the JV in clearly specified internal policies in order to ensure production and work carried out under normal conditions by the staff and workers.

                          Chapter X   TRADE UNION

Article 57. Staff and workers of the JV have the right to establish trade unions and conduct trade union activities in accordance with the "Trade Union Law of the PRC."

Article 58. The trade union of the JV, if any, is the representative of the interests of the staff and workers. Its mission will be to protect the democratic rights and material interests of the staff and workers, to assist the JV with the arrangement and reasonable use of welfare and incentive funds, to organize the staff and workers in the study of political, professional and scientific and technical knowledge, and develop literary, recreational and sports activities, and to educate the staff and workers to observe labor discipline and strive to fulfill various economic tasks of the JV.

Article 59. No trade union activities shall intervene in the regular production and business activities of the JV. All trade union members must participate in regular production activities and perform their professional responsibilities. By the decision of the general manager, the heads of trade union may be engaged in other job responsibilities.

Article 60. Trade union representatives have the right to attend as nonvoting delegates, making known the opinions and demands of the staff and workers, at meetings of the Board of Directors at which such major matters as development plans and production and operational activities of the JV are under discussion.

Article 61. The trade union of the JV shall participate in the meditation of the disputes between staff and workers and the JV.

Article 62. In the event of the establishment of a trade union and to the extent required by applicable law in the PRC, the JV shall each month allot two percent (2%) out of the total amount of the real wages of the JV's staff and workers for payment into the trade union fund, for the trade union to use in accordance with the Regulations of the Trade Union Funds promulgated by the All-China Federation of Trade Unions of the PRC.

                 Chapter XI  TERM, TERMINATION AND LIQUIDATION

Article 63. These Articles of Association shall come into force and effect, and the JV shall be deemed to have been established, as of the date of the issuance of the JV's business license in accordance with the laws of the PRC. Subject to
Article 64, the term of the JV shall be thirty (30) years unless earlier dissolved in accordance with these Articles of Association.

Article 64. Upon the proposal of one party and unanimous approval by the Board of Directors, the JV may extend the term of the JV by filing an application for extension of the JV term with the original examination and approval organ six
(6) months before the date of expiration of the JV term. The JV shall undertake appropriate registration procedures with the original Administrative Bureau for Industry and Commerce.

Article 65. The JV shall be dissolved (a) upon expiration of the term of the Contract, unless extended by the parties thereto, and (b) upon termination of the Contract, in accordance therewith.

Article 66. Upon the dissolution of the JV, the Board of Directors shall formulate the procedures and principles for liquidation and shall select the members of the liquidation committee, which shall include at least one representative from Party A and one representative from Party B.

Article 67. The tasks of the liquidation committee shall be to conduct a complete check of the JV's property and its creditors' rights and debts, to prepare a statement of assets and liabilities and a list of properties, to submit a valuation of the property and the basis of calculation, to formulate a liquidation plan, and to submit these to a meeting of the Board of Directors and implement them after adoption by the Board of Directors.

Article 68. During the period of liquidation, the liquidation committee shall represent the JV in suing and being sued. The liquidation expenses (which the liquidation committee shall ensure are reasonable) and the remuneration of members of the liquidation committee shall be paid from the existing resources of the JV and shall be given priority over other obligations of the JV. The remuneration of members of the liquidation committee shall be subject to approval by the Board.

Article 69. The property remaining after discharge of all the debts of the JV (including, without limitation, the payment of any liquidation expense) shall be distributed in accordance with the respective Distribution Ratios (as defined in the Contract) of Party A and Party B.

Article 70. Upon completion of the liquidation, the JV is to submit a report to the original examination and approval organ. Cancellation of registration procedures are to be undertaken with the Administrative Bureau for Industry and Commerce and the business license handed in for cancellation. Public announcement shall be made thereafter.

                     Chapter XII   RULES AND REGULATIONS

Article 71. Regulations and rules to be adopted by the Board of Directors are as follows:

1.   Operation and management rules;
2.   Policy for staff and workers;
3.   Labor and wages system;
4.   Welfare system for staff and workers;
5.   Financial and accounting systems;
6.   Internal confidentiality and security system;
7.   Other necessary rules and regulations.

                         Chapter XIII   APPENDICES

Article 72. Amendments to this Articles of Association shall be adopted by the unanimous agreement by the Board of Directors and reported to the original examination and approval organ for approval.

Article 73. These Articles of Association are written in both Chinese and English, which versions shall each have equal force. The original is made in eight copies.

These Articles of Association are signed by representatives of Party A and Party B in Parsippany, New Jersey, United States of America, on June (month) 15 (day), 2000.

/s/ Cai Dong Chen
-----------------
Legal Representative

SHIJIAZHUANG PHARMACEUTICAL GROUP COMPANY, LTD


/s/ Dr. Warren P. Levy
----------------------
Legal Representative

UNIGENE LABORATORIES, INC.

Exhibit A.

Advisory Board

The Mission:  The  Advisory  Board  shall  be a  non-standing  body  of the JV, established to assist the JV and the General Manager in bringing advanced business expertise (e.g. marketing, management, information technology, medical, etc) to the JV. The Advisory Board shall operate in accordance with the following procedures and such other procedures as may be established from time to time by the General Manager or the Board. The membership of the Advisory Board shall change on an as-needed basis.

1. The Advisory Board shall provide recommendations at the request of the General Manager with respect to the operation of the JV, including without limitation with respect to marketing, management, information technology and medical issues. The General Manager shall determine whether, and the manner in which, to implement any such recommendations. In the event of any dispute regarding such matters between a Permanent Member (as defined below) and the General Manager, such Permanent Member may bring such dispute to the attention of the Board of Directors. Neither the Advisory Board nor any of its members in their capacity as such shall have authority to act for or represent the JV.

2. The General Manager may nominate members of the Advisory Board to the Board of Directors, who shall have the right to approve or dismiss such members (the "Permanent Members"). Each Permanent Member shall serve as such for a term of two (2) years, unless earlier removed by the Board of Directors. The General Manager may select, or a Permanent Member may nominate for approval by the General Manager, additional members to serve on the Advisory Board (in either case, a "Temporary Member"). The General Manager may, in his discretion, dismiss any Temporary Member unless otherwise provided by the Board of Directors or may recommend that a Permanent Member be dismissed by the Board of Directors. The membership of the Advisory Board may include third parties as well as employees of a JV Party; provided, however, that no more than three (3) Permanent Members may be employees of a JV Party and provided, further, that in no event shall an employee of a JV Party be obligated to serve as a member of the Advisory Board.

3. Members of the Advisory Board who are also employed by a JV Party shall not receive additional compensation from the JV for their service as members of the Advisory Board unless otherwise agreed by the Board of Directors. Other members of the Advisory Board may be compensated for their services as required by Chinese law and as otherwise agreed by the Board of Directors.

4. Any expenses resulting from or related to duties performed by members of the Advisory Board, including but not limited to expenses for travel, lodging and meals, will be paid by the JV as required by Chinese law and as otherwise agreed by the Board of Directors, to the extent such expenses are pre-approved by the General Manager.

Exhibit B.

Qualifications of the General Manager

Statement of Purpose: The General Manager shall be responsible for meeting all responsibilities and obligations of the JV as specified in the JV Contract

To  ensure  the  above,   the  General   Manager   should  have  the   following
qualifications:

1. Fluent knowledge of both Chinese and English, strong communication skills, and considerable level of computer literacy.

2. Minimum 3 years experience in an upper management position in a foreign JV in the PRC.

3.   A Masters Degree from a reputable university (MBA highly preferred.)

4. Appropriate and proven educational and practical background providing for knowledge and experience in both Chinese and Western (preferably American) business practices.

5. Proven record of integrity (with a minimum of four references from upper management required.)


                                       ii